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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sonic Automotive, Inc. on Form S-3 of our report dated February 25, 2002, appearing in the Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Charlotte, North Carolina
April 19, 2002